PROSPECTUS Dated                       Pricing Supplement No. 104
April 1, 1998                          Effective June 5, 2000

                                                  Rule 424 (b)(3)
                                           Registration Statement
                                                    No. 333-45015

                       U.S. $1,000,000,000

                    FORD MOTOR CREDIT COMPANY

                 VARIABLE DENOMINATION FLOATING
                        RATE DEMAND NOTES


                  - - - - - - - - - - - - - - -


                     Interest Rate Per Annum
                     - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes     Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999    $50,000 and over
----------  --------------     ---------------   ----------------
06/05/2000       6.01%             6.21 %              6.41%